Exhibit 99.1

PINNACLE ENTERTAINMENT COMPLETES ACQUISITION OF

AMERISTAR CASINOS, INC.

LAS VEGAS, August 14, 2013 – Pinnacle Entertainment, Inc. (NYSE:PNK) (“Pinnacle” or the “Company”) announced today that it has completed the acquisition of Ameristar Casinos, Inc. (NASDAQ:ASCA) (“Ameristar”). As previously announced, Ameristar stockholders are receiving $26.50 per share in cash for each share of Ameristar common stock. The transaction is valued at approximately $2.8 billion, including assumed debt. The acquisition is expected to be immediately accretive to Pinnacle Entertainment’s free cash flow and earnings per share. Pinnacle Entertainment also announced today the closing of a $2.6 billion amended and restated senior secured credit facility. The proceeds from the amended and restated senior secured credit facility, along with the proceeds from a recent 6.375% senior unsecured note offering, were utilized by the Company to finance the aggregate cash consideration for the acquisition of Ameristar, refinance its and Ameristar’s existing credit facilities, pay related transaction fees and expenses, redeem its existing 8.625% senior notes due 2017 and will provide working capital and funds for general corporate purposes.

As a result of the transaction, the Company added eight properties and will operate a total of 16 properties in nine states, excluding the Ameristar Casino Lake Charles development project and Pinnacle’s Lumiere Place Casino and Hotels which are potentially being divested as described below.

“We are delighted to announce the successful completion of this transaction marking a beginning to a merger of two dynamic companies that will be even better together,” commented Anthony Sanfilippo, Chief Executive Officer of Pinnacle Entertainment. “With this transaction, we have doubled the size of our Company, the gaming and entertainment options for our guests, and career opportunities for our team members.”

Carlos Ruisanchez, President and Chief Financial Officer of Pinnacle Entertainment, commented, “We are optimistic and excited about the benefits that this fortified platform will provide our combined Company, including lower risk through increased operational and financial diversification, as well as a lower cost of capital and benefits from synergies and efficiencies of scale. We expect the merger to be immediately accretive to our earnings and free cash flow, and plan to use this enhanced free cash flow stream to repay debt and reduce our leverage.”

Sanfilippo concluded, “We now move forward in a collaborative manner with a clear focus on achieving a seamless integration, maximizing the synergies between these two complementary asset portfolios, and unlocking the value that is created by this much larger Company. Pinnacle is well positioned for a bright future, offering an even more efficient Company with sustainable long-term value for our stakeholders.”

Sales of Ameristar Casino Lake Charles and Lumiere Place Casino and Hotels

The Company has agreed to divest the Ameristar Casino Lake Charles development project and Lumiere Place Casino and Hotels in order to obtain Federal Trade Commission (“FTC”) clearance to complete the merger and pursuant to a consent order accepted by the FTC for public comment on August 12, 2013. The Company expects to use the proceeds from these planned divestitures to repay term loans and reduce leverage.

The Company has already entered into a definitive agreement to sell the Ameristar Casino Lake Charles development project to Golden Nugget. Under the terms of the agreement, Golden Nugget will pay total consideration equal to all cash expenditures on the development up until the date of closing, and the assumption of all outstanding payables related to the project at that time, less a $37 million credit. Golden Nugget will complete the development project following the closing of the transaction. Ameristar has previously disclosed that through June 30, 2013, it had invested total capital of $213.9 million in the Lake Charles project, including the original purchase price, capital expenditures and escrow deposits. The Company expects to complete the divestiture of the Ameristar Casino Lake Charles development project by the end of 2013.

The Company is in advanced discussions with potential buyers of Lumiere Place Casino and Hotels, and expects to enter into a definitive agreement for its divestiture in the third quarter of 2013. In the trailing 12-month period ended June 30, 2013, the net revenues and Adjusted EBITDA for Pinnacle’s St. Louis segment were $387 million and $99 million, respectively, with Lumiere Place Casino and Hotels comprising 49% and 35% of those segment results, respectively. There can be no assurance that an agreement will be entered into on attractive terms, or at all.

The potential dispositions described above remain subject to the approval of the FTC and gaming regulatory approvals and other customary closing conditions.

Equity Grants to Employees of Ameristar

In connection with the closing of the merger, certain employees of Ameristar Casinos, Inc. were granted awards of options and restricted stock units as an inducement for employment with Pinnacle.

Michelle Shriver was granted 40,000 options and 16,000 restricted stock units, Troy Stremming was granted 30,000 options and 12,000 restricted stock units, and Jack Mohn was granted 24,000 options and 10,000 restricted stock units. Jim Franke, Sean Barnard, Monty Terhune, Sherri Summers, George Stadler, Matt Schuffert and Andy Hamblen were each granted 20,000 options and 8,000 restricted stock units. Toni Pepper, Bob Sobczyk, Dave Clark, and Jan Carpineto were each granted 16,000 options and 6,000 restricted stock units. Steve Peate, Will Israel, Michael Adams, Annie Jenkins and Valerie Stewart were each granted 12,000 options and 4,000 restricted stock units. Denise White, Michelle Lane, Dan Redding, Ricky D’Costa and Kim Planck were each granted 10,000 options and 3,000 restricted stock units.

The awards described above were approved by Pinnacle’s Compensation Committee and granted outside of its 2005 Equity Incentive and Performance Plan, as amended, pursuant to the exemption provided by New York Stock Exchange Rule 303A.08. The options vest over four years and have a seven-year term and the restricted stock units vest over four years. The exercise price of the options is $21.96 per share.

Goldman, Sachs & Co. served as the exclusive financial advisor and Morrison & Foerster LLP served as the legal advisor to Pinnacle. J.P. Morgan, Goldman, Sachs & Co. and a group of ten other banks provided the committed financing for the transaction. Lazard and Centerview Partners LLC served as financial advisors to Ameristar and Gibson, Dunn & Crutcher LLP served as legal counsel to Ameristar.

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About Pinnacle Entertainment

Pinnacle Entertainment, Inc. owns and operates 15 casinos, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri and Nevada, and a racetrack in Ohio. In addition, Pinnacle is redeveloping River Downs in Cincinnati, Ohio, into a gaming entertainment facility, owns a minority interest in Asian Coast Development (Canada) Ltd., an international development and real estate company currently operating Vietnam’s first large-scale integrated resort on the Ho Tram Strip, and holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

Forward-Looking Statements

All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including statements regarding the Company’s future cash flows and earnings per share; future growth; the execution or completion of the divestitures required by the Federal Trade Commission (“Commission”) in connection with the Ameristar acquisition; the ability of the Company to continue to meet its financial and other covenants governing its indebtedness; the ability of the Company to reduce its debt; the expected synergies and benefits of the combination of the Company and Ameristar, including the expected accretive effect of the merger on the Company’s cash flow, profit, and other financial results; the anticipated benefits of geographic diversity that would result from the merger and the expected results of Ameristar’s gaming properties, prospective performance and opportunities; are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors and uncertainties that could cause actual results to differ materially from those reflected by such statements. Such factors and uncertainties include, but are not limited to: (a) the Company’s ability to realize the synergies contemplated by the merger between the Company and Ameristar; (b) the Company’s ability to promptly and effectively integrate the business of Pinnacle and Ameristar; (c) the ability and timing to complete the dispositions required as part of the consent order with the Commission; (d) the Company’s business may be sensitive to reductions in consumers’ discretionary spending as a result of downtowns in the economy; (e) the global financial crisis may have an impact on the Company’s business and financial condition in ways that the Company currently cannot accurately predict; (f) significant competition in the gaming industry in all of the Company’s markets could adversely affect the Company’s revenues and profitability; (g) the terms of the Company’s amended and restated credit facility and the indentures governing its senior and subordinated indebtedness impose operating and financial restrictions on the Company; and (h) other risks, including those as may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Contacts:

Investor Relations	Media Relations
Vincent J. Zahn, CFA	Kerry Andersen
Vice President, Finance and Investor Relations	Director, Media Relations & Public Affairs
702-541-7777 or investors@pnkmail.com	337-395-7631 or kandersen@pnkmail.com

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